Exhibit 10.1

INDEMNITY AGREEMENT

This Agreement is made as of the      day of by and between Analogic Corporation, a Massachusetts corporation (the “Corporation”), and (“ ” [“Director/Executive Officer”]), [a/an director/executive officer] of the Corporation.

INTRODUCTORY STATEMENT

Director/Executive Officer is currently serving as [a/an director/executive officer] of the Corporation. The Corporation wishes Director/Executive Officer to continue in such capacity. Director/Executive Officer is willing, under certain circumstances, to continue in such capacity.

In the past, in addition to the indemnification to which Director/Executive Officer is entitled pursuant to the By-Laws of the Corporation, and as additional consideration for Director’s/Executive Officer’s service, the Corporation has furnished, at its expense, directors’ and officers’ liability insurance to protect Director/Executive Officer in connection with such service. There has been, however, a substantial increase in corporate litigation which subjects directors and officers to expensive litigation risks at the same time that the availability of directors’ and officers’ liability insurance has been severely limited and the cost of such insurance has increased and may not be acceptable to the Corporation.

Director/Executive Officer has indicated his concern that the indemnities available under the Corporation’s By-Laws and the liability insurance in effect or which may be obtained may not be adequate to protect him against the risks associated with his service to the Corporation. Director/Executive Officer has indicated that he may not be willing to continue in office unless adequate liability insurance, indemnification, or a combination of both will be provided. It is the express policy of the Corporation to indemnify its directors and executive officers so as to provide them with the maximum possible protection permitted by law.

AGREEMENTS

Therefore, in order to induce Director/Executive Officer to continue to serve as [a/an director/executive officer], and in consideration of Director’s/Executive Officer’s continued service after the date hereof, the Corporation and Director/Executive Officer agree as follows:

1. Definitions. For purposes of this Agreement:

a. The term “Court” means the court in which the Proceeding was brought or is pending or a court having subject matter jurisdiction and personal jurisdiction over the parties to the matter before such court;

b. “Disinterested Director” means a director of the Corporation who is not a party to the Proceeding(s) in question;

c. The term “Expenses” includes, without limitation thereto, expenses of investigations or judicial or administrative proceedings or appeals, attorneys’ and accounting fees and disbursements, taxes, expenses of being a witness in a Proceeding, and any expenses of establishing a right to indemnification under or otherwise enforcing this Agreement;

d. The term “Losses” means amounts which Director/Executive Officer pays as a result of a claim or claims made against him in any Proceeding, including, without limitation, damages, judgments, liabilities, fines, penalties, and sums paid in compromise or settlement of a claim or claims;

e. The term “Proceeding” shall include any threatened, pending, or completed action, suit, or proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which Director/Executive Officer may be or may have been involved as a party, a witness, or otherwise, by reason of the fact that Director/Executive Officer is or was a director and/or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such director and/or officer, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, trustee, employee, partner, or agent of another corporation, partnership, joint venture, trust, or other organization, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement shall be requested or provided for under this Agreement; and

f. References to “other organization” shall include employee benefit plans; references to “fines” shall include any excise tax or penalty assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of, or not opposed to, the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “in good faith, and in the reasonable belief that his conduct was in, or not opposed to, the best interest of the Corporation” as referred to in this Agreement.

2. Agreement to Serve. Director/Executive Officer agrees to serve or continue to serve as [a/an director/executive officer] of the Corporation for so long as he is duly elected or appointed or until the effective date of his written resignation.

3. Indemnity in Third-Party Proceedings. The Corporation shall indemnify Director/Executive Officer if he is a party to or is threatened to be made a party to or is otherwise involved in any Proceeding, including, without limitation, a Proceeding by or in the right of the Corporation to procure a judgment in its favor, against all Losses and Expenses actually and reasonably incurred by Director/Executive Officer in connection with the defense or settlement of such Proceeding.

4. Indemnity in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Director/Executive Officer if he is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he was or is a director and/or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all Losses and Expenses actually and reasonably incurred in connection with the defense or settlement of such Proceeding.

5. Right to Indemnification upon Application; Determination to Indemnify.

a. Subject to the provisions of Section 9 hereof as to the Advancement of Expenses, indemnification under Sections 3 and 4 hereof shall be made no later than forty-five (45) days after the Corporation is given written request therefor by or on behalf of Director/Executive Officer. Director/Executive Officer shall give to the Corporation written notice as soon as practicable of any Proceeding for which indemnity will or could be sought hereunder; but the omission so to notify the Corporation shall not relieve it from any liability it may have to Director/Executive Officer to make indemnification payments hereunder.

b. Unless prohibited by the express provisions of an applicable statute in a specific case, indemnification pursuant to Sections 3 and 4 hereof and the advancement of Expenses pursuant to Section 9 hereof, as the case may be, shall be automatic and shall not require the approval of the Board of Directors or of the stockholders of the Corporation, or of any other person or body. If such an applicable statute does, however, expressly prohibit such mandatory indemnification in any such specific case, the Corporation, nevertheless, shall promptly cause a meeting of its Board of Directors or stockholders, as the case may be, to be called and held (or, if permitted to take action by written consent in lieu of a meeting, to obtain the requisite written consents) to take action within thirty (30) days of the written request for indemnification pursuant to Sections 3 or 4 or the advancement of Expenses pursuant to Section 9, as the case may be, to determine whether to approve such request. Such determination shall be made (i) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Disinterested Directors, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by a special litigation/indemnification committee of the Board of Directors of the Corporation appointed by the Board, or (iv) by the stockholders. Immediately upon such determination being so made, the Corporation shall furnish the indemnification or advancement requested. If a determination is made not to indemnify Director/Executive Officer or make the advancement, Director/Executive Officer shall have the right to seek an independent determination in favor of the request for indemnification or the advancement from a Court as contemplated under Section 10 hereof and an order requiring the Corporation to make the requested payments or to take such other action as ordered by such Court.

If the Corporation does not respond to a written request for indemnification pursuant to Sections 3 or 4 hereof or the advancement of Expenses pursuant to Section 9, as the case may be, within said thirty (30) day period, the Corporation shall be deemed to have waived any right to refuse to pay such claim under this Agreement or the right to require that the request be approved by the Board of Directors or the stockholders of the Corporation or by any other person or body.

6. Limitations to Indemnification Rights. Notwithstanding any other provision of this Agreement, the Corporation shall not be required to furnish indemnification under Sections 3 or 4 of this Agreement in connection with any Proceeding:

a. based upon a specific finding by a Court in a final adjudication from which there is no further right of appeal that (i) Director’s/Executive Officer’s conduct which is the subject of the Proceeding was not in good faith, and in the reasonable belief that his conduct was in, or not opposed to, the best interest of the Corporation, or (ii) with respect to any Proceeding which is criminal in nature, Director/Executive Officer had reasonable cause to believe his conduct was unlawful;

b. for and to the extent payment is actually made to Director/Executive Officer under a valid and collectible insurance policy (which limitation shall not apply to any excess beyond the amount of payment to Director/Executive Officer under such insurance);

c. based upon or attributable to Director/Executive Officer receiving an improper personal benefit to which he was not legally entitled;

d. for an accounting of profits made or deemed by a Court to have been made from the purchase or sale by Director/Executive Officer of securities of the Corporation pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law or common law; or

e. based upon a specific finding by a Court in a final adjudication from which there is no further right of appeal that such indemnification is not lawful.

7. Presumptions in Making Determinations to Indemnify. For the purposes of Section 6 hereof, Director’s/Executive Officer’s conduct shall not be deemed to have been not in good faith, and not based in the reasonable belief that his conduct was in, or not opposed to, the best interest of the Corporation, Director/Executive Officer shall not be deemed to have had any reasonable cause to believe his conduct was unlawful, nor shall any presumption arise that Director/Executive Officer did not meet any particular standard of conduct or have any particular belief or that a Court has determined that indemnification under this Agreement is not lawful if:

a. Director’s/Executive Officer’s conduct was based on the reports or records, including financial statements, books of account, and other financial records, of the Corporation or another organization, and other information and opinions, in each case supplied to him or prepared by or under the supervision of (i) one or more officers or employees of the Corporation whom Director/Executive Officer reasonably believed to be reliable and competent in the matters presented, (ii) counsel, public accountants, or other persons as to matters which Director/Executive Officer reasonably believed to be within such person’s professional or expert competence, or (iii) a duly constituted committee of the Board of Directors of the Corporation upon which he does not serve, as to matters within its delegated authority, which committee Director/Executive Officer reasonably believed to merit confidence, unless it is determined that Director/Executive Officer had knowledge concerning the matter in question that would cause such reliance to be unwarranted; or

b. if any Proceeding is terminated by judgment, order, settlement (whether with or without court approval), or conviction, or if a plea of guilty or of nolo contendere, or its equivalent, is entered in any Proceeding.

8. Indemnification of Expenses in All Cases for Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent that Director/Executive Officer has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue, or matter therein, including the dismissal of an action without prejudice, Director/Executive Officer shall be indemnified against all Expenses incurred in connection therewith.

9. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Expenses incurred by Director/Executive Officer in any Proceeding governed by Sections 3 or 4 shall be paid by the Corporation at reasonable intervals in advance of any final disposition of such Proceeding, in each case within ten (10) days after the Corporation receives Director’s/Executive Officer’s written request therefor, provided that Director/Executive Officer shall undertake to repay such amounts to the Corporation if it shall ultimately be determined by a Court in a final adjudication from which there is no further right of appeal that he was not entitled to indemnification of such Expenses. Such undertaking need not be secured and shall be accepted by the Board of Directors of the Corporation without reference to the financial ability of Director/Executive Officer to make repayment. Advancement of Expenses pursuant to this section shall not require approval of the Board of Directors or stockholders of the Corporation, or of any other person or body.

10. Enforcement of this Agreement. Director/Executive Officer shall have the right to commence litigation in any Court to enforce this Agreement notwithstanding any previous determination not to provide indemnification hereunder. The Corporation hereby consents to the assertion of personal jurisdiction over it, and to venue, in any Court of record of the Commonwealth of Massachusetts or of the United States in the Commonwealth. The burden of proving that Director/Executive Officer is not entitled to indemnification or advancement of Expenses requested by Director/Executive Officer shall be on the Corporation.

11. Indemnification Hereunder Not Exclusive. This Agreement and the indemnification provided by this Agreement shall not be deemed exclusive of or affect any other rights to which Director/Executive Officer may be entitled under the Corporation’s Articles of Organization or By-Laws, any other agreement, any vote of stockholders or Disinterested Directors, the laws of the Commonwealth of Massachusetts, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification under this Agreement shall continue as to Director/Executive Officer even though he may have ceased to be a director or officer. The absence of any express provision for indemnification hereunder shall not limit any right of indemnification existing independently of this Agreement.

12. Partial Indemnification. If Director/Executive Officer is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Losses or Expenses actually and reasonably incurred by him in the investigation, defense, appeal, or settlement of any Proceeding but not for the total amount thereof, the Corporation shall nevertheless provide indemnification to Director/Executive Officer for that portion of such Losses or Expenses for which it is determined that Director/Executive Officer is entitled to be indemnified hereunder.

13. Establishment of Trust. The Corporation shall, upon receipt of a written request from Director/Executive Officer, certifying, inter alia, that Director/Executive Officer has reasonable grounds to believe that Director/Executive Officer may be made a party to a Proceeding for which Director/Executive Officer may be entitled to be indemnified by the Corporation under this Agreement, create a Trust (the “Trust”) for the benefit of Director/Executive Officer, the Trustee of which shall be chosen by Director/Executive Officer. From time to time, upon receipt of a written request from Director/Executive Officer, the Corporation shall fund the Trust in amounts sufficient to satisfy any and all Losses and Expenses reasonably anticipated at the time of such request for which the Corporation may indemnify Director/Executive Officer hereunder. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of Director/Executive Officer and the Corporation or, if the Corporation and Director/Executive Officer are unable to reach such an agreement, by independent legal counsel selected by Director/Executive Officer. The terms of the Trust shall provide that except upon the consent of Director/Executive Officer and the Corporation, (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Director/Executive Officer, (ii) the Trustee shall advance to Director/Executive Officer, within twenty (20) days of a request by Director/Executive Officer, any and all Expenses, Director/Executive Officer hereby agreeing to reimburse the trustee of the Trust for all Expenses so advanced if it shall ultimately be determined by a Court in a final adjudication from which there is no further right of appeal that Director/Executive Officer is not entitled to be indemnified under this Agreement, (iii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligations set forth in this section, (iv) the Trustee shall promptly pay to Director/Executive Officer any amounts to which Director/Executive Officer shall be entitled pursuant to this Agreement, and (v) all unexpended funds in the Trust shall revert to the Corporation upon a final determination by independent legal counsel selected by Director/Executive Officer or a Court that Director/Executive Officer has been fully indemnified with respect to the Proceeding giving rise to the establishment of the Trust in question under the terms of this Agreement.

14. Savings Clause. If this Agreement or any portion hereof shall be invalidated on any ground by any Court, then the Corporation shall nevertheless indemnify Director/Executive Officer as to Losses and Expenses with respect to any Proceeding to the fullest extent permitted by (i) any applicable portion of this Agreement that shall not have been so invalidated, or (ii) any applicable law, and the Corporation hereby consents and agrees that this Agreement may be modified accordingly by any Court.

15. Notice. All notices, requests, demands, and other communications in connection with this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by certified mail or sent by nationwide overnight commercial courier to the parties hereto at the addresses listed below for them or to such other address as either party may give to the other party in the manner required by this section:

The Corporation:

Analogic Corporation
8 Centennial Drive
Peabody, Massachusetts 01960
Attention:	Vice President, General Counsel, and Corporation Secretary
[Director/Executive Officer]:

Notices shall be deemed received (i) three (3) days after the date postmarked if sent by prepaid mail, and (ii) one (1) day after the date sent if sent by nationwide overnight commercial courier, in either case, properly addressed.

16. Applicable Law. This Agreement shall be governed by and construed, and enforced in accordance with, the laws of the Commonwealth of Massachusetts.

17. Amendment and Waiver. No amendment, modification, or waiver of any provision of this Agreement shall be valid unless it be in writing and signed by the Corporation and Director/Executive Officer. The waiver or the failure to take action with regard to any breach of any term or condition of this Agreement shall not be deemed to constitute a continuing waiver or a waiver of any other breach of the same or any other term or condition.

18. Binding Nature; Enforceability by or on behalf of [Director/Executive Officer] and Continuing Effect. This Agreement shall be binding upon and be enforceable against the Corporation and its legal representatives, successors, and assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Corporation. All agreements and obligations of the Corporation under this Agreement shall inure to the benefit of, and be enforceable by, Director/Executive Officer and Director’s/Executive Officer’s legal representatives, executors, administrators, heirs, beneficiaries, and distributees, and any other person representing the estate of Director/Executive Officer (collectively, “Person”), continuously for so long as Director/Executive Officer or any such Person or the estate of Director/Executive Officer, as the case may be, shall be subject to any Proceeding for which indemnification hereunder could have been sought by Director/Executive Officer.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

ANALOGIC CORPORATION	[DIRECTOR/EXECUTIVE OFFICER]
By:

Name:	[Name]

Title: